Apollo Investment Corporation
Reports Financial Results for the Quarter Ended September 30, 2021

Fiscal Second Quarter and Other Recent Highlights:
•Net investment income per share for the quarter was $0.33 compared to $0.39 for the quarter ended June 30, 2021

•Net asset value per share as of the end of the quarter was $16.07 compared to $16.02 as of June 30, 2021, an increase of 0.3% driven primarily by a net appreciation on the corporate lending portfolio(1)
•New investment commitments made during the quarter totaled $222 million(2)
•Gross fundings during the quarter totaled $290 million(3) consisting of $211 million of term loans and $79 million of revolvers
•Gross exits during the quarter totaled $176 million primarily consisting of $10 million of term loan sales, $97 million of term loan repayments, and $69 million of gross revolver paydowns
•Net fundings during the quarter totaled $114 million primarily consisting of $104 million of net term loan fundings and $10 million of net revolver fundings
•Net leverage(4) as of September 30, 2021 was 1.51x, up from 1.39x as of June 30, 2021
•Average net leverage(5) for the September quarter was 1.46x
•$454 million of immediately available liquidity and $228 million of additional capacity under the Facility as of September 30, 2021(6)
•Repurchased 450,953 shares of common stock at a weighted average price per share of $13.09, inclusive of commissions, for an aggregate cost of $5.9 million during the quarter
•Declared a distribution of $0.31 per share and a supplemental distribution of $0.05 per share for the quarter ending September 30, 2021

New York, NY — November 4, 2021 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its second fiscal quarter ended September 30, 2021. The Company’s net investment income was $0.33 per share for the quarter ended September 30, 2021, compared to $0.39 per share for the quarter ended June 30, 2021. The Company’s net asset value (“NAV”) was $16.07 per share as of September 30, 2021, compared to $16.02 as of June 30, 2021.
On November 4, 2021, the Board of Directors declared a distribution of $0.31 per share payable on January 6, 2022 to shareholders of record as of December 20, 2021. On November 4, 2021, the Company’s Board also declared a supplemental distribution of $0.05 per share payable on January 6, 2022 to shareholders of record as of December 20, 2021.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “We continue to successfully execute our strategy of deploying capital into first lien floating rate corporate loans while reducing our exposure to non-core and junior capital positions. Our corporate lending portfolio continues to perform well as evidenced by strong and improving credit metrics.” Mr. Widra continued, “We remain focused on increasing AINV's earnings and we believe the combination of upside in our existing portfolio with the redeployment of non and under-earning positions provides a clear path to generating a higher level of earnings.”

(1)Based on corporate lending portfolio. Corporate lending portfolio includes leveraged lending, life sciences, asset based and lender finance. Excludes Merx Aviation Finance, LLC ("Merx") and non-core and legacy assets.
(2)Commitments made for the corporate lending portfolio.
(3)Gross fundings includes $0.7 million of equity.
(4)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.
(5)The Company’s average net leverage ratio is based on the daily average debt outstanding for the quarter.
(6)As of September 30, 2021, aggregate lender commitments under the Senior Secured Facility (the “Facility”) totaled $1.81 billion and there were $1.13 billion of outstanding borrowings under the Facility and $0.2 million of letters of credit issued under the Facility. Accordingly, there was $682 million of unused capacity under the Facility as of September 30, 2021, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio. As of September 30, 2021, the Company had immediate access to $454 million under the Facility based on the Company’s borrowing base and $228 million of additional capacity.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020
Total assets	$2.69		$2.59		$2.54		$2.58		$2.65
Investment portfolio (fair value)	$2.61		$2.49		$2.45		$2.48		$2.59
Debt outstanding	$1.60		$1.49		$1.47		$1.51		$1.60
Net assets	$1.04		$1.04		$1.04		$1.02		$1.01
Net asset value per share	$16.07		$16.02		$15.88		$15.59		$15.44

Debt-to-equity ratio	1.54	x	1.43	x	1.41	x	1.49	x	1.59	x
Net leverage ratio (1)	1.51	x	1.39	x	1.36	x	1.43	x	1.56	x
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(1)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2021	2020	2021	2020
Investments made in portfolio companies	$290.1	$105.9	$585.3	$243.8
Investments sold	(10.7)	(14.2)	(10.7)	(83.3)
Net activity before repaid investments	279.4	91.7	574.6	160.5
Investments repaid	(165.6)	(194.8)	(431.7)	(358.6)
Net investment activity	$113.8	$(103.1)	$142.9	$(198.1)

Portfolio companies at beginning of period	140	149	135	152
Number of new portfolio companies	9	2	20	3
Number of exited portfolio companies	(5)	(4)	(11)	(8)
Portfolio companies at end of period	144	147	144	147

Number of investments made in existing portfolio companies	48	29	59	49

____________________
* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2021	2020	2021	2020
Net investment income	$21.2	$27.9	$46.6	$56.1
Net realized and change in unrealized gains (losses)	4.2	5.4	11.0	(19.9)
Net increase in net assets resulting from operations	$25.4	$33.3	$57.6	$36.3

(per share)* (1)
Net investment income on per average share basis	$0.33	$0.43	$0.72	$0.86
Net realized and change in unrealized gain (loss) per share	0.06	0.08	0.17	(0.30)
Earnings per share — basic	$0.39	$0.51	$0.88	$0.56
____________________
* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended September 30, 2021, the Company repurchased 450,953 shares at a weighted average price per share of $13.09, inclusive of commissions, for a total cost of $5.9 million. During the period from October 1, 2021 through November 3, 2021, the Company repurchased 308,005 shares at a weighted average price per share of $13.30 inclusive of commissions, for a total cost of $4.1 million.

Since the inception of the share repurchase program and through November 3, 2021, the Company repurchased 14,559,137 shares at a weighted average price per share of $16.15, inclusive of commissions, for a total cost of $235.1 million, leaving a maximum of $14.9 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of September 30, 2021, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $5.3 million, totaled $1.603 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the "2026 Notes") which will mature on July 16, 2026 and $1.128 billion outstanding under the Facility. As of September 30, 2021, $0.2 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $682 million as of September 30, 2021, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON NOVEMBER 4, 2021

The Company will host a conference call on Thursday, November 4, 2021 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (866) 342-8591 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9713. Participants should reference either Apollo Investment Corporation Q2 2022 Earnings or Conference ID: AINVQ222 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 25, 2021 by dialing (800) 839-3011; international callers should dial (402) 220-7231. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020 were as follows:

	September 30, 2021		June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Portfolio composition, at fair value:
First lien secured debt	85%		81%	78%	78%	77%
Second lien secured debt	6%		7%	10%	10%	11%
Total secured debt	91%		88%	88%	88%	89%
Unsecured debt	1%		1%	1%	1%	1%
Structured products and other	0%		0%	0%	0%	0%
Preferred equity	1%		1%	1%	1%	0%
Common equity/interests and warrants	7%		10%	10%	10%	10%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	7.9%		7.7%	7.8%	7.8%	7.9%
Second lien secured debt (2)	9.5%		10.0%	9.9%	9.8%	9.8%
Total secured debt (2)	7.9%		7.9%	8.0%	8.0%	8.1%
Unsecured debt portfolio (2)	5.2%		5.2%	5.3%	5.3%	5.3%
Total debt portfolio (2)	7.9%		7.9%	8.0%	8.0%	8.1%
Total portfolio (3)	6.9%		6.4%	6.5%	6.5%	6.7%
Interest rate type, at fair value (4):
Fixed rate amount	—		—	—	—	—
Floating rate amount	$2.1	billion	$1.9 billion	$1.9 billion	$1.9 billion	$2.0 billion
Fixed rate, as percentage of total	—		—	—	—	—
Floating rate, as percentage of total	100%		100%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	—		—	—	—	—
Floating rate amount	$2.1	billion	$1.9 billion	$1.9 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	—%		—%	—%	—%	—%
Floating rate, as percentage of total	100%		100%	100%	100%	100%

(1)An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)Exclusive of investments on non-accrual status.
(3)Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	September 30, 2021	March 31, 2021
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,027,880 and $1,871,073, respectively)	$2,007,043	$1,844,627
Non-controlled/affiliated investments (cost — $134,465 and $133,428, respectively)	69,343	50,874
Controlled investments (cost — $646,373 and $711,898, respectively)	535,922	553,650
Cash and cash equivalents	23,556	50,180
Foreign currencies (cost — $4,083 and $4,462, respectively)	3,962	4,444
Receivable for investments sold	11,089	1,351
Interest receivable	12,697	13,135
Dividends receivable	6,500	3,793
Deferred financing costs	19,123	21,528
Prepaid expenses and other assets	1,332	907
Total Assets	$2,690,567	$2,544,489

Liabilities
Debt	$1,597,792	$1,465,371
Payable for investments purchased	2,005	—
Distributions payable	23,408	23,493
Management and performance-based incentive fees payable	14,282	8,666
Interest payable	3,436	2,096
Accrued administrative services expense	2,279	794
Other liabilities and accrued expenses	8,232	7,739
Total Liabilities	$1,651,434	$1,508,159
Commitments and contingencies
Net Assets	$1,039,133	$1,036,330

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 64,662,651 and 65,259,176 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,091,927	2,099,876
Accumulated under-distributed (over-distributed) earnings	(1,052,859)	(1,063,611)
Net Assets	$1,039,133	$1,036,330

Net Asset Value Per Share	$16.07	$15.88

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$38,850	$46,139	$79,096	$93,502
Dividend income	325	—	397	—
PIK interest income	592	925	1,792	2,073
Other income	994	163	2,181	547
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	48	4	93	12
Dividend income	338	331	649	676
PIK interest income	18	—	34	—
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	9,342	6,438	16,499	12,331
Dividend income	2,059	891	2,059	1,691
PIK interest income	323	—	642	728
Other income	—	—	—	—
Total Investment Income	$52,889	$54,891	$103,442	$111,560
Expenses
Management fees	$9,158	$9,262	$17,972	$18,786
Performance-based incentive fees	5,271	—	5,271	—
Interest and other debt expenses	13,944	13,845	26,608	29,237
Administrative services expense	1,715	1,201	2,985	2,389
Other general and administrative expenses	1,793	2,777	4,331	5,224
Total expenses	31,881	27,085	57,167	55,636
Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	(147)	—	(147)	—
Expense reimbursements	(76)	(100)	(152)	(210)
Net Expenses	$31,658	$26,985	$56,868	$55,426
Net Investment Income	$21,231	$27,906	$46,574	$56,134
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$2,523	$590	$2,803	$(8,039)
Non-controlled/affiliated investments	541	(3,653)	541	(3,653)
Controlled investments	(65,300)	—	(65,300)	—
Foreign currency transactions	(2,565)	64	(2,749)	276
Net realized gains (losses)	(64,801)	(2,999)	(64,705)	(11,416)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(1,215)	21,680	5,610	32,248
Non-controlled/affiliated investments	7,434	5,957	17,433	(3,006)
Controlled investments	57,821	(11,769)	47,795	(29,017)
Foreign currency translations	4,971	(7,486)	4,877	(8,660)
Net change in unrealized gains (losses)	69,011	8,382	75,715	(8,435)
Net Realized and Change in Unrealized Gains (Losses)	$4,210	$5,383	$11,010	$(19,851)
Net Increase (Decrease) in Net Assets Resulting from Operations	$25,441	$33,289	$57,584	$36,283
Earnings (Loss) Per Share — Basic	$0.39	$0.51	$0.88	$0.56

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a high growth global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-Q for the period ended September 30, 2021.

Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com